Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	E-COMPASS ACQUISITION CORP.

CUSIP

UNITS CONSISTING OF ONE ORDINARY SHARE AND

ONE RIGHT TO RECEIVE ONE-TENTH OF ONE ORDINARY SHARE

THIS CERTIFIES THAT ___________________________________________________________________

is the owner of _____________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.0001 per share, of E-compass Acquisition Corp., a Cayman Islands exempted company (the “Company”), and one (1) right (“Right”) to receive one-tenth of one ordinary share upon the Company’s completion of an initial business combination as defined in and within the time period as required by its Memorandum and Articles of Association, as the same may be amended from time to time. (a “Business Combination”). The ordinary shares and Right(s) comprising the Unit(s) represented by this certificate are not transferable separately until ten business days following the earlier to occur of: (a) the expiration of the underwriters’ overallotment option, (b) its exercise in full or (c) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, except that in no event will the ordinary shares and Rights be separately tradeable until the Company files a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the initial public offering including the proceeds received by the Company from the exercise of the over-allotment option, if the over-allotment option is exercised on the date thereof, and (ii) the Company issues a press release and files a Current Report on Form 8-K announcing when such separate trading shall begin. The terms of the Rights are governed by a Rights Agreement, dated as of _______, 2015, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Right Agent at 17 Battery Place, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By
	Chairman	Secretary

E-compass Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _______ Custodian ________
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act _______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective ordinary shares underlying the unit upon consummation of such business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.